EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Equity Funds IV of our report dated May 30, 2025, relating to the financial statements and financial highlights of Macquarie Healthcare Fund, which appears in Delaware Group Equity Funds IV’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2025, and we hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Ivy Funds of our reports dated May 30, 2025, relating to the financial statements and financial highlights of Macquarie Asset Strategy Fund, Macquarie Balanced Fund, Macquarie Core Equity Fund, Macquarie Global Growth Fund, Macquarie International Core Equity Fund, Macquarie Large Cap Growth Fund, Macquarie Mid Cap Growth Fund, Macquarie Mid Cap Income Opportunities Fund, Macquarie Smid Cap Core Fund, Macquarie Small Cap Growth Fund, Macquarie Systematic Emerging Markets Equity Fund, Macquarie Climate Solutions Fund, Macquarie Natural Resources Fund, Macquarie Real Estate Securities Fund, Macquarie Science and Technology Fund, Macquarie Global Bond Fund and Macquarie High Income Fund, which appear in Ivy Funds' Certified Shareholder Reports on Form N-CSR for the year ended March 31, 2025. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 29, 2025